UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

GOFISH CORPORATION
(f/k/a Unibio Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-131651	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Third Street, Suite 260
San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

(415) 738-8705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2006, GoFish Corporation (the “Company”) announced that it entered into a Strategic Alliance Agreement (the “Agreement”) with Kaleidoscope Sports and Entertainment LLC (“KSE”), a unit of the Interpublic Group of Companies.

Pursuant to the Agreement, KSE will assist the Company by identifying sales prospects, developing syndication opportunities, developing an award show for televised broadcast, promoting and enhancing www.gofish.com and the Company’s other websites and identifying and achieving acquisition opportunities and other strategic initiatives. Mr. Ray Volpe, KSE’s Chief Executive Officer, will also serve as a member of the Company’s board of advisors pursuant to the Agreement. The term of the Agreement is 18 months (subject to renewal), commencing January 1, 2007.

The Company will compensate KSE by making cash payments of $18,000 per month during the term of the Agreement and cash commissions on sales and finder’s fees for strategic acquisitions, and by issuing to KSE’s designees stock purchase warrants, both initially upon commencement of the term and subsequently upon KSE’s achievement of certain performance milestones. The initial stock purchase warrants (the “Base Warrants”) will be for up to 500,000 shares of common stock, with an exercise price of $3.00 per share, will vest (i) one-third on July 1, 2007 and one-eighteenth per month (in arrears) for each of the remaining 12 months of the term and will expire (i) upon termination of the Agreement, if terminated prior to July 1, 2007, (ii) six months following termination of the Agreement, if terminated between July 1, 2007 and June 30, 2008 and (iii) on January 1, 2012 if the Agreement is in effect through at least June 30, 2008. The amount and terms of other warrants that may become issuable to KSE’s designees are described in the Agreement. The form of these other warrants will be determined by the Company in its discretion.

The form of Agreement, the form of the Base Warrants and the Company’s December 22, 2006 press release are included as exhibits filed herewith.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Strategic Alliance Agreement between GoFish Corporation and Kaleidoscope Sports and Entertainment LLC entered into December 22, 2006
10.2	Form of Base Warrant, to be issued as of January 1, 2007
99.1	Press Release issued December 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoFish Corporation

Dated: December 28, 2006	By:	/s/ Michael Downing
Name: Michael Downing
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Strategic Alliance Agreement between GoFish Corporation and Kaleidoscope Sports and Entertainment LLC entered into December 22, 2006
10.2	Form of Base Warrants, to be issued as of January 1, 2007
99.1	Press Release issued December 22, 2006